SMITH BARNEY MUNI FUNDS
                          10f-3 REPORT
            October 1, 1997 through January 31, 1998



Trade                             Par        Purchase  % of
Issuer              Date      Selling Dealer      Amount

Price          Issue

NYC Trans Fin. Auth.     10/2/97        Fleet/Nostar Securities
$1,150,000     $96.852        2.06%
5.125% due 8/1/2021           Samuel Ramirez & Co.
4,000,000   94.380
5.000% due 8/2/2027           Artemis Capital
                         Morgan Stanley
                         Pryor McClendon & Co.
                         Roosevelt & Cross
                         Bear Stearns

MTA Commuter        10/17/97       Bear Stearns
5,000,000   94.430       2.45
5.000% due 7/1/2021

NYC Dorm City University 10/27/97       Goldman, Sachs & Co.
9,500,000   95.310       2.83

Philadelphia PA Water    10/29/97       Morgan Stanley
1,000,000  95.60         1.60
5.125% due 8/1/2027           Legg Mason

Philadelphia PA Water    10/29/97       First Union
3,000,000   94.700       1.60
5.000% due 8/1/2022

NYC G.O.       10/30/97       Goldman, Sachs & Co.
5,000,000   95.079       1.74
5.375%  due 11/15/2027

NYC G.O.       10/30/97       Goldman, Sachs & Co.
10,000,000       94.303       1.74
5.250% due 8/1/2021           Lebenthal & Co.
                         Oppenheimer
                         Prudential Securities
                         Samuel Ramirez
                         Lehman Brothers
                         Fleet/Nostar Securities
                         Advest
                         Roosevelt & Cross
                         J.P. Morgan
                         A.G. Edwards & Sons
                         Cambridge Partners

Triborough Brdg. & Tunnel     11/7/97        Paine Webber
2,650,000   97,200       10.55
5.125% due 1/1/2017

Triborough Brdg. & Tunnel     11/7/97        Paine Webber
7,900,000   96.906       10.55
5.250% due 1/1/2028           Cambridge Partners
                         Roosevelt & Cross
                         Bear Stearns
                         Prudential Securities
                         Greenwich Partners
                         Lebenthal & Co.
                         Morgan Stanley

Hillsborough County, FL  11/7/97        Lehman Brothers
1,000,000   97.264       2.48
5.125% due 10/1/2017

Chester County, PA  11/10/97       Janney Montgomery Sec.
1,000,000   96.398       0.50
5.250% due 5/15/2022

NYS HFA Svc. Contact     11/14/97       Samuel Ramirez & Co.
2,265,000   97.644       1.21
5.500% due 3/15/2025

Met Water So. California      11/20/97       Prager & Co.
2,000,000   95.606       3.95
5.000% due 7/1/2026

NYS Dorm Mental Health   11/21/97  `    Paine Webber
8,000,000   96.599       25.02
5.125% due 8/15/2022

California HFA      11/21/97       Merrill Lynch
3,000,000 100.000        3.00
5.350% due 8/1/2017

Greater Orlando          11/21/97       Goldman Sachs
1,125,000   97.508       2.74
5.250% due 10/1/2023               Wheat First

Puerto Rico Infrastructure    11/21/97       Goldman Sachs
3,000,000   95.770       3.57
5.000% due 7/1/2028

Puerto Rico Infrastructure    11/21/97       Goldman Sachs
1,000,000   95.770       3.57
5.000% due 7/1/2028

Cleveland Airport        11/24/97       Prager & Co.
2,000,000   95.606       3.95
5.000% due 1/1/2027

New York City G.O.  12/10/97       J.P. Morgan
6,640,000   59.029       1.56
0.000% due 8/1/2008

Seminole County, FL 12/10/97       W.R. Hough
2,000,000   96.923       10.01
5.000% due 7/1/2019

New York City G.O.  12/11/97       J.P. Morgan
6,000,000   93.435       1.56
5.000% due 8/1/2023

NY Local Gov't Asst. Corp.    12/18/97       Samuel Ramirez & Co.
9,175,000   97.444       15.70
5.000% due 4/1/2021           J.P. Morgan
                         Lehman Brothers
                         M.R. Beal
                         Paine Webber
                         First Albany Corp.
                         Morgan Stanley
                         Roosevelt & Cross
                         Prudential Securities
5.000% due 4/1/2021           Mesirow Financial
7,750,000   97.997
                         Lehman Brothers

Washington Public Pwr. Sup.   12/18/97       Goldman Sachs
3,500,000   97.462       1.76
5.125% due 7/1/2018

NY Local Gov't Asst. Corp.    12/18/97       Lehman Brothers
5,000,000   96.120       15.70
4.875% due 4/1/2020

Alachua County, FL  12/22/97       W.R. Hough
1,000,000   97.866       2.99
5.000% due 7/1/2018

New York City TFA   1/14/98        Bear Stearns
19,500,000       93.018       3.33
4.500% due 11/15/2027

Puerto Rico G.O.         1/15/98        Morgan Stanley
4,500,000   92.439       3.58
4.500% due 7/1/2023

Puerto Rico G.O.         1/15/98        Morgan Stanley
3,800,000   38.685       3.58
0.000% due 7/1/2017

Puerto Rico G.O.         1/15/98        J.P. Morgan
1,600,000   92.439       3.58
4.500% due 7/1/2023           Bear Stearns
                         Dean Witter
                         Samuel Ramirez & Co.
                         Paine Webber
                         Prudential Securities

Puerto Rico Infrastructure    1/15/98        Morgan Stanley
2,000,000   92.440       3.58
4.500% due 7/1/2023

NYU Muni Water      1/22/98        First Albany Corp.
8,000,000   94.018       2.43
                         Prudential Securities
                         Roosevelt & Cross
                         Fleet/Nostar Securities

MTA Transit Authority    1/22/98        Paine Weber
5,000,000   96.171       5.55
4.750% due 7/1/2021

Polk County, FL          1/22/98        W.R. Hough
2,000,000   96.377       5.54
4.750% due 1/1/2018

NYS Dorm Presb. Hosp.    1/23/98        Goldman Sachs
20,000,000       96.070       2.96
4.750% due 8/1/2016

Mass Port Authority 1/29/98        Lehman Brothers
1,000,000   96.281       0.34
5.000% due 7/1/2018

Ohio State Building 1/29/98        Banc One         3,000,000
96.681         1.82
4.750% due 10/1/2017